Exhibit 99.1

China Logistics Group Sees Strong Growth in Volumes in 2013 for its Four Largest International Shipping Routes

SHANGHAI, CHINA--(02/04/2013) - China Logistics Group, Inc. (OTC QB: CHLO), an international freight forwarder and logistics management company, announced today that management sees strong growth in volumes for its four largest international routes to Europe, United States, Middle East and Southeast Asia.

In the first 9 months of 2012 ending September 30, 2012, the total freight volume arranged by China Logistics from its Shanghai location to Europe, United States, Middle East and Southeast Asia was approximately 3,000 TEU or, twenty foot equivalent units, generating revenues of approximately $6,700,000 and gross profits of $1,200,000. Management sees a growth of 20% to 30% for the company through these four major international routes in 2013 which is expected to significantly improve overall financial performance over the course of 2013.

Danny Chen, Chairman and CEO of China Logistics Group, commented, “According to data released last week by the General Administration of Customs of China, China’s December exports jumped 14.1% from a year earlier, up from a 2.9% gain in November, while imports were up 6%, following on from zero growth the previous month.  Shipments to the U.S. in December leapt 9.6%, while those to the euro zone edged up 1.9%, reversing from shrinking trade conditions in November, when the value of shipments contracted 2.6% and 18%, respectively. We believe the ongoing economic recovery in the U.S. coupled with firming European and Asian markets will lead to increased demand for our logistics services and help to significantly improve our financial performance in this fiscal year.  Management has been actively expanding the company’s logistical services in an effort to expand our business reach and we are confident that this will help us make further gains in customers and shipping volume in the coming quarters.”

About China Logistics Group, Inc.

China Logistics Group, Inc. (OTCQB: CHLO) is a U.S. company doing business in China through its subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (Shandong Jiajia). Established in 1999; Shandong Jiajia is an international freight forwarder and logistics manager located in China. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China. For more information please visit http://www.chinalogisticsinc.com.

Safe Harbor Statement

China Logistics Group, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding demand for our shipping services,  revenues, shipping volumes and economic recovery in the U.S., Europe and Asia,.  We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Contact:

Dore Perler
U.S. Representative
954-232-5363
dore@pearlgroupadvisors.com